This Instrument Prepared by: MILLER & MARTIN, LLP 1000 Volunteer Building 832 Georgia Avenue Chattanooga, TN 37402-2289

LIMITED POWER OF ATTORNEY

I, ROBERT E. BOSWORTH, of Lookout Mountain, Georgia, hereby appoint
A. Alexander Taylor, II of Lookout Mountain, Tennessee or Hugh F. Sharber Of Chattanooga, Tennessee, as my Attorney-in-Fact.

My Attorney-in-Fact shall have discretionary authority:

A. To execute and file any Form 144, Form 4, Form 5, or any successor forms required to be filed with the Securities and Exchange Commission on my behalf.

B. To file this Limited Power of Attorney with the Securities and Exchange Commission.

A copy, which is certified by a notary public as a true copy of this instrument, shall be considered to have the same effect as the original.

No party dealing with my Attorney-in-Fact shall be required to determine the validity of this instrument or any other document executed by my Attorney-in-Fact or to ascertain whether this instrument has been revoked. Any party shall be entitled to assume that this instrument has not been revoked unless such party has actual notice, either oral or written, of my death or has written notice that it has been revoked.

This instrument shall be construed liberally in favor of conferring authority upon my Attorney-in-Fact but shall not be deemed to require the exercise of the discretion given by it.

This instrinnent shall be governed by the laws of Tennessee.

This instrument shall take effect immediately and shall not be revoked if I should become physically or mentally disabled.

I reserve the right to amend or revoke this Limited Power of Attorney at any time I am not disabled and for any reason or no reason.

This 5th day of November, 2001.


/s/ROBERT E. BOSWORTH


STATE OF TENNESSEE:

COUNTY OF HAMILTON:

Personally appeared before me,/s/EMILY KNOCH. Notary Public, ROBERT E. BOSWORTH, with whom I am personally acquainted, and who acnowledged that he executed the within instrument for the purposes therein contained.
I declare under penalty of peIjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud or undue influence.

WITNESS my hand, at office, this 5th day of November, 2001.
STATE OF TENNESSEE

/s/ EMILY NOCH

My Commission Expires March 28, 2005